                                                                     EXHIBIT 3.2

                        AMENDED AND RESTATED BYLAWS OF

                           GLOBALTEL RESOURCES, INC.

                                   ARTICLE 1
                           MEETINGS OF SHAREHOLDERS
                           ------------------------

     SECTION 1.1 - MEETINGS.  Shareholder meetings shall be held at the
     ----------------------
principal office of the corporation, or at such other location within or without the State of Washington as shall be determined by the Board of Directors (the "Board") and stated in the notice of meeting. The exact time at which the meeting shall commence shall be determined by the president or other person or persons who call the meeting and set forth in the notice of meeting.

     SECTION 1.2 - ANNUAL MEETING.  The regular annual meeting of the
     ----------------------------
shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the 25th day of March of each year, or on such day and at such time during the one month preceding or four months following the close of the corporation's fiscal year as shall be determined each year by the Board. If such annual meeting is omitted by oversight or otherwise during such period, a subsequent annual meeting may nonetheless be held, and any business transacted or elections held at such meeting shall be as valid as if the annual meeting had been held during the period provided above.

     SECTION 1.3 - SPECIAL MEETINGS.  Special meetings of the shareholders may
     ------------------------------
be called at any time by the president, a majority of the Board, or any shareholder or shareholders holding in the aggregate not less than one-fourth of all shares entitled to vote at the special meeting. Shareholders may hold a meeting at any time and place without notice or call, upon appropriate waivers signed by all shareholders who are entitled to vote at a shareholders' meeting.

     SECTION 1.4 - NOTICE.  Written notice stating the place, day and hour of
     --------------------
the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by facsimile transmission, or by mail, by or at the direction of the president, the secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If by facsimile transmission, such notice shall be deemed to be delivered when received by the intended recipient. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation. Each shareholder shall be responsible for providing the

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secretary with the shareholder's current mailing address to which notices of meetings and all other corporate notices may be served upon or mailed to him or her. A shareholder may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting and such waiver shall be equivalent to the giving of such notice. A shareholder shall be deemed to have waived notice of any meeting which the shareholder attends if the shareholder participates in the meeting for any purpose other than to object to the conduct of the meeting without proper notice having been given.

     SECTION 1.5 - QUORUM. A majority of the shares entitled to vote,
     --------------------
represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting, entitled to vote on the subject matter, and actually voting on the subject matter, shall be the act of the shareholders, unless otherwise provided by law or by the articles of incorporation or bylaws of the corporation.

     SECTION 1.6 - ADJOURNMENT. A majority of the shares represented at a
     -------------------------
meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally stated in the notice of meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 1.7 - CHAIRMAN OF MEETING. The president, or in his or her absence
     ---------------------------------
a chairman elected by the shareholders present, shall call the meetings of the shareholders to order and shall act as the presiding officer thereof.

     SECTION 1.8 - SECRETARY OF MEETING. The secretary shall act as a secretary
     ----------------------------------
at all meetings of the shareholders, and in his or her absence, the presiding officer may appoint any person to act as secretary.

     SECTION 1.9 - VOTING. Each outstanding share shall be entitled to one vote
     --------------------
on each matter submitted to a vote at a meeting of shareholders.

     SECTION 1.10 - CONDUCT OF MEETING. Shareholder meetings shall be conducted
     ---------------------------------
in an orderly and fair manner, but the presiding officer shall not be bound by any technical rules of parliamentary procedure.

     SECTION 1.11 - PROXIES. At all meetings of shareholders, a shareholder may
     ----------------------
vote by proxy executed in writing by the shareholders or by his or her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at

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the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 1.12 - SHAREHOLDER ADVISOR. A shareholder or holder of a valid
     ----------------------------------
proxy may be accompanied at any shareholders' meeting by one personal advisor, but no such advisor may address the meeting without the consent of the presiding officer.

     SECTION 1.13 - RECORDING OF PROCEEDINGS.  The proceedings of a
     ---------------------------------------
shareholders' meeting may not be mechanically or electronically recorded other than by the secretary or acting secretary without the express approval of all individuals in attendance at the meeting.

     SECTION 1.14 - RECORD DATE.  For the purpose of determining shareholders
     --------------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may by resolution fix in advance a date as the record date, for any such determination of shareholders. Such date in any case shall not be more than sixty (60) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 1.15 - LIST OF SHAREHOLDERS.  The secretary of the corporation
     -----------------------------------
shall make a complete record of the shareholders entitled to vote at a meeting of shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each as shown on the corporation's stock transfer books on the record date. Such record shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to the meeting of shareholders. Such record shall be produced and kept open at the time and place of the shareholders' meeting and shall be subject to the inspection of any shareholder during the meeting for any proper purpose.

     SECTION 1.16 - SHAREHOLDER CONSENT.  Any action which may be taken at a
     ----------------------------------
meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

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     SECTION 1.17 - ATTENDANCE BY CONFERENCE TELECOMMUNICATION.  Shareholders
     ---------------------------------------------------------
may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 2
                                   DIRECTORS
                                   ---------

     SECTION 2.1 - AUTHORITY AND SIZE OF BOARD.  The business and affairs of the
     -----------------------------------------
corporation shall be managed by a board of directors, the number and election of which shall be as set forth from time to time by resolution of the Board of Directors. Each director shall hold office until the next annual shareholders' meeting, or until his or her successor shall have been elected. The number of directors may be increased or decreased from time to time by vote of the shareholders, but no decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 2.2 - QUALIFICATIONS AND NOMINATIONS OF DIRECTORS.  Any person of
     ---------------------------------------------------------
lawful age may be elected a director of the corporation.

     SECTION 2.3 - VACANCIES.  Any vacancy occurring in the Board, unless
     -----------------------
caused by the vote of the shareholders, shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

     SECTION 2.4 - ANNUAL MEETING.  The annual meeting of the Board shall be
     ----------------------------
held immediately following the adjournment of the annual meeting of shareholders at the principal office of the corporation, or at such other time and place as may be designated for the holding of the annual meeting of shareholders pursuant to Article 1 hereof. The Directors shall meet to elect officers and transact any other business.

     SECTION 2.5 - REGULAR MEETINGS.  Regular meetings of the Board shall be
     ------------------------------
held at the principal office of the corporation, or at such time and place as may be determined from time to time by the Board, either within or without this State.

     SECTION 2.6 - SPECIAL MEETINGS.  Special meetings of the Board may be held
     ------------------------------
at such time and place, within or without the State of Washington, upon the written or telephonic call of either the president or by any two (2) directors.

     SECTION 2.7 - NOTICES.  Notices of regular or special meetings of the Board
     ---------------------
stating the date, time, place, and in general terms the purpose or purposes thereof shall be delivered to each director, by mailing written notice or transmitting notice by

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facsimile machine not less than five (5) days before the meeting, except that no notice shall be required of (i) a meeting held at a time and place fixed by the Bylaws or by resolution of the Board, or (ii) a meeting at which the entire board is present, or (iii) the reconvening of a meeting pursuant to adjournment. If by facsimile transmission, such notice shall be deemed to be delivered when received by the intended recipient. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the director at the address provided to the secretary. An entry of the service of notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board, and such entry, if read and approved at the subsequent meeting of the Board, shall be conclusive on the question of service. A director may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting, and such waiver shall be equivalent to the giving of such notice. A director shall be deemed to have waived notice of any meeting which the director attends if the director participates in the meeting for any purpose other than to object to the conduct of the meeting without proper notice having been given.

     SECTION 2.8 -  QUORUM. A majority of the number of directors shall
     ----------------------
constitute a quorum for the transaction of business. Unless otherwise provided in these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time, without further notice, until a quorum shall attend. When a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the date stated in the notice of meeting.

     SECTION 2.9 -  ATTENDANCE BY CONFERENCE TELECOMMUNICATION. Members of the
     --------------------------------------------------------
Board may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     SECTION 2.10 - CONSENT TO ACTION. Any action which may be taken at a
     --------------------------------
meeting of the Board, or at a meeting of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting.

     SECTION 2.11 - REMOVAL OF DIRECTORS. The entire Board may be removed, with
     ------------------------------------
or without cause, at a special meeting of shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any individual director may be removed, with or without

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cause, at a special meeting of shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any vacancy caused by such removal shall be filled by the shareholders at such meeting, and any director elected to fill such vacancy shall serve only for the unexpired term of his or her predecessor in office.

     SECTION 2.12 - RESIGNATION OF DIRECTOR.  Any director may resign his or her
     --------------------------------------
membership on the Board at any time. Such resignation shall be made in writing and delivered to and filed with the secretary (except that a resignation of the secretary who is also a director shall be delivered to and filed with the president). Resignations so made shall be effective upon acceptance by the Board, unless some other reasonable time is stated in the resignation, and then from the date so fixed.

     SECTION 2.13 - MANIFESTATION OF DISSENT.  A director of the corporation who
     ---------------------------------------
is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE 3
                            OFFICERS AND EMPLOYEES
                            ----------------------

     SECTION 3.1 - OFFICERS.  The officers of the corporation shall consist of a
     ----------------------
president, one or more executive vice presidents and/or vice presidents as shall be determined by the Board, a secretary, a treasurer and such other officers as shall be determined by the Board. The officers of the corporation shall be elected annually by the Board at its annual meeting, and each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation, retirement or removal by the Board. A vacancy in any office may be filled for the unexpired portion of the term by the Board. Any two (2) or more offices may be held by the same person.

     SECTION 3.2 - REMOVAL OF OFFICERS.  Any officer, agent, or employee of the
     ---------------------------------
corporation may be removed by the Board at any time with or without cause. Such removal, however, shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent or employee shall not of itself create contract rights.

     SECTION 3.3 - RESIGNATION OF OFFICERS.  Any officer may resign his or her
     -------------------------------------
office at any time. Such resignation shall be made in writing and delivered to and filed with the secretary (except that

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a resignation of the secretary shall be delivered to and filed with the president). Resignations so made shall be effective, in the case of an officer and director, upon acceptance by the Board, and if by an officer other than a director, upon receipt by the secretary (or by the president, as the case may be) unless some other reasonable time is stated in the resignation, and then from the date so fixed.

     SECTION 3.4 - VACANCY. If any corporate office becomes vacant by reason of
     ---------------------
death, resignation, removal or otherwise, the Board or the executive officer possessing delegated authority to appoint such an officer, shall have the power to fill such vacancy. In case of the absence or disability of any officer, the Board or the president may delegate the powers or duties of any such officer to another officer until such time as the Board or shareholders take other action.

     SECTION 3.5 - COMPENSATION. The Board, or a committee thereof appointed for
     --------------------------
that purpose, shall establish the types and amounts of compensation for all officers. Compensation for all other employees or agents of the corporation shall be established by or at the direction of the president subject to guidelines established by the Board.

     SECTION 3.6 - EXERCISE OF RIGHTS AS SHAREHOLDERS. Unless otherwise ordered
     ------------------------------------------------
by the Board, the president, or his or her designee acting by written designation, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this of the rights and powers incident to the ownership of such stock. The Board, from time to time, may confer like powers upon any other person or persons.

     SECTION 3.7 - DUTIES OF PRESIDENT. The president shall be the chief
     ---------------------------------
executive officer of the corporation and shall have general management of the business of the corporation. The president shall preside at all meetings of the shareholders and at meetings of the Board. The president shall see that all orders and resolutions of the Board are carried into effect. The president shall have general supervision over the property, business, and affairs of the corporation and its several officers. The president shall have the power and shall perform the duties as are regularly and customarily performed by the chief executive officer of a corporation and may delegate such of his or her duties as he or she may see fit to delegate to a vice president or other officers of the corporation. The president may appoint agents or employees other than those appointed by the Board, and he or she shall perform such other

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duties as may be prescribed from time to time by the Board or by the Bylaws.

     SECTION 3.8 -  DUTIES OF VICE PRESIDENT. The vice president shall have
     ---------------------------------------
such powers and perform such duties as may be assigned to him or her by the Board. In the absence of the president, the vice president shall be the chief executive officer of the corporation.

     SECTION 3.9 -  DUTIES OF SECRETARY. The secretary shall, subject to the
     ----------------------------------
direction of the president, keep the minutes of all meetings of the shareholders and of the Board, and to the extent ordered by the Board or the president the minutes of all meetings of all committees. The secretary shall cause notice to be given of the meetings of the shareholders, of the Board, and of any committee appointed by the Board. The secretary shall have custody of the corporate seal, if one has been adopted, and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. Without limiting the generality of the foregoing, the secretary shall have charge (directly or through such transfer agents or registrars as the Board may appoint) of the issuance, transfer, and registration of certificates for shares of the corporation and of the records pertaining thereto. Said records shall be kept in such manner as to show at any time the number of shares of the corporation issued and outstanding, the manner in which and the time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became such holder of record. The secretary shall perform such other duties as may be assigned to him or her by the Board or the president.

     SECTION 3.10 - DUTIES OF TREASURER. Except as otherwise set forth herein,
     ----------------------------------
the treasurer shall, subject to the direction of the president, have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. The treasurer shall provide for the keeping of proper records of all transactions of the corporation. The treasurer shall perform such other duties as may be assigned to him or her by the Board or the president.

     SECTION 3.11 - OTHER OFFICERS. Such other officers as shall be appointed by
     -----------------------------
the Board, or the president, acting pursuant to delegated authority of the Board, shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board or the president or his or her designee.

     SECTION 3.12 - CLERKS AND AGENTS. The president, or any other officer of
     --------------------------------
the corporation authorized by him or her, may, subject

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to the supervision of the Board, appoint such custodians, bookkeepers and other clerks, agents, and employees as he or she shall deem advisable for the prompt and orderly transaction of the business of the corporation and shall define their duties, fix the salaries to be paid to them and dismiss them.

                                   ARTICLE 4
                      SHARES AND CERTIFICATES FOR SHARES
                      ----------------------------------

     SECTION 4.1 - CONSIDERATION. Certificates for shares of the corporation
     ---------------------------
shall be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including without limitation cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation, and upon a good faith determination by the Board that the consideration received or to be received for the shares to be issued is adequate.

     SECTION 4.2 - STOCK CERTIFICATES. Shares may but need not be represented by
     --------------------------------
certificates. If shares are represented by certificates, the certificates shall be in such form as designated by the Board, shall be numbered in the order in which they shall be issued, and shall be signed by the president or by a vice-president, and by the secretary or treasurer. The signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation. If a corporate seal is maintained, it or a facsimile thereof may be affixed to the certificate. Each certificate shall state upon its face that the corporation is organized under the laws of the State of Washington, the name of the person to whom it is issued, and the number and class of shares which the certificate represents, and the par value of each share represented by the certificate or a statement that the shares are without par value. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to fill such office or offices of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered by the corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures were used thereon had not ceased to fill such office or offices of the corporation.

     SECTION 4.3 - LOST CERTIFICATES. No new certificate shall be issued until
     -------------------------------
the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates, and in that case only after the receipt by the corporation of a bond or other security or indemnification agreement, satisfactory to the Board, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificate.

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     SECTION 4.4 - TRANSFER OF SHARES. Shares of the corporation may be
     --------------------------------
transferred by endorsement by the signature of the owner, his or her agent, attorney or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto, until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designation of the shares and the date of transfer.

     SECTION 4.5  DELETED BY AMENDMENT.

     SECTION 4.6 - HOLDER OF RECORD.  The person registered on the books of the
     ------------------------------
corporation as the owner of the issued shares shall be recognized by the corporation as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares. Notwithstanding the preceding sentence, the Board may adopt by resolution a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such and adopted procedure, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     SECTION 4.7 - ISSUANCE OF SHARES. Any shares authorized but not issued
     --------------------------------
shall be issued, sold, or otherwise transferred by this corporation only upon authorization of the Board.

     SECTION 4.8 - SUBSCRIPTIONS.  A subscription for shares of this corporation
     ---------------------------
shall be in writing and upon such terms as may be approved by the Board.

     SECTION 4.9 - PAYMENT OF SUBSCRIPTIONS.  A subscription for shares shall be
     --------------------------------------
paid in accordance with the terms set forth in the subscription or related subscription agreement, if any. If the subscription or subscription agreement does not require payment on or before a stated date or at a fixed period after a stated date, then payment shall be made in such manner and at such times as may be determined by the Board and expressed by it in a written call for payment; provided that the call shall be uniform as to all shares of the same class or series and that the call shall be mailed to each subscriber at his or her last post office address known to the corporation at least thirty (30) days in advance of the date upon which payment or the first installment, if installment payments are called for, is due.

     SECTION 4.10 - DEFAULT IN PAYMENT OF SUBSCRIPTIONS.  If a payment required
     --------------------------------------------------
by a subscription, a subscription agreement, or a call of the Board is not paid when due, then the corporation may make written demand for payment upon the defaulting subscriber by

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

personal service or by mailing a copy of the demand to the subscriber at his or her last post office address known to the corporation. If the payment is not made within twenty (20) days of the serving or mailing of the demand for payment, the corporation may terminate the subscription, forfeit the subscriber's rights thereunder, retain as liquidated damages any sums previously paid on the subscription, and hold and dispose of the shares as though never subject to the subscription. In lieu of forfeiture, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

     SECTION 4.11 - OTHER RULES AND REGULATIONS.  The Board may make such
     ------------------------------------------
additional rules and regulations, not contrary to law or these Bylaws, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the corporation.

                                   ARTICLE 5
                                     SEAL
                                     ----

     SECTION 5.1 - CORPORATE SEAL.  In the exercise of its discretion, the
     ----------------------------
Board may adopt and maintain a suitable seal for the corporation.

                                   ARTICLE 6
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

     SECTION 6.1 - RIGHT TO INDEMNIFICATION.  Each person who was or is
     --------------------------------------
threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a director or officer, of the corporation or, while a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, personal representatives and administrators; provided, however, that no indemnification shall be provided to any such Indemnitee if the corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and, provided further, that except as provided in section 6.2 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee seeking indemnification in connection with an action or proceeding (or part thereof) initiated by such Indemnitee only if such action or proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an action or proceeding shall be made only
(1) upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified under this section or otherwise, and (2) upon delivery to the corporation of a written affirmation (hereinafter an "Affirmation") by the Indemnitee of his or her good faith belief that such Indemnitee has met the standard of conduct necessary for indemnification by the corporation pursuant to this section.

     SECTION 6.2 - RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under section
     -----------------------------------------------
6.1 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending an action or proceeding (or part thereof) in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit or other action against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the Indemnitee shall be entitled to be paid also the reasonable expense of prosecuting such claim. The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for reasonable expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking and Affirmation have been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the Indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action or proceeding that indemnification of or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its shareholders) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

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

     SECTION 6.3 - NONEXCLUSIVITY OF RIGHTS. The right to indemnification and
     --------------------------------------
the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     SECTION 6.4 - INSURANCE, CONTRACTS AND FUNDING. The corporation may
     ----------------------------------------------
maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other applicable law then in effect. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     SECTION 6.5 - INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.
     ------------------------------------------------------------------------
The corporation may, by action of its Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or other applicable law then in effect.

     SECTION 6.6 - PERSONS SERVING OTHER ENTITIES. Any individual who is or was
     --------------------------------------------
a director, officer, or employee of the corporation who, while a director, officer or employee of the corporation, is or was serving (a) at the request of the corporation or as a director, trustee, officer, employee or agent of another foreign or domestic corporation or of a foreign of domestic partnership or joint venture, trust or other enterprise, or (b) as a trustee of an employee benefit plan and the duties of the director or officer to the corporation also impose duties on, or otherwise involve services by the director or officer to the plan or to participants in or beneficiaries of the plan shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under section 6.1.


                                   ARTICLE 7
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     SECTION 7.1 - FISCAL YEAR. The fiscal year of the corporation shall be
     -------------------------
determined by the Board.

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

     SECTION 7.2 - RECORDS. The Article of Incorporation, the Bylaws, and the
     ---------------------
proceedings of all meetings of the shareholders, the Board and standing committees of the Board shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary or other officer appointed to act as secretary.

     SECTION 7.3 - INSPECTION. A copy of the Bylaws, with all amendments
     ------------------------
thereto, shall at all times be kept in a convenient place at the principal office of the corporation, and shall be open for inspection of all shareholders during normal business hours.

     SECTION 7.4 - AMENDMENTS. The Bylaws may be amended, altered or repealed,
     ------------------------
at any regular or special meeting of the Board, by a vote of the majority of the whole Board, provided that a written statement of the proposed action shall have been delivered personally or by facsimile transmission or mailed to all directors with the notice of the meeting. Section 4.5 of the Bylaws may be amended by the shareholders of the corporation only by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the corporation.

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